EXHIBIT 7.1

                             FILING CERTIFICATE FOR
                    CANADIAN PATENT APPLICATION NO. 2,357,766

Office de la propriete  Canadian
intellectuelle          Intellectual Property
du Canada               Office

Un organisme            An Agency of
d'Industrie Canada      Industry Canada







SALAMON, JOHN E.                                DATE: 2001/10/05
302-1028 Alberni Street
VANCOUVER British Columbia
V6E 1A3




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                               FILING CERTIFICATE
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APPLICATION NO.         : 2,357,766             FILING DATE     : 2001/09/04

EXPECTED LAID-OPEN DATE : 2003/03/04            YOUR REFERENCE  :

TITLE OF INVENTION      : ELECTRIC MOTOR GENERATOR (BOX) DEVICE FOR ELECTRIC
                          POWER

APPLICANT(S)            : SALAMON, JOHN E.

INVENTOR(S)             : SALAMON, JOHN E.










Special Notice
--------------

You are reminded that annual fees to maintain your application are needed for each one-year period between the 2nd and 20th anniversaries and must be paid on or before each anniversary. Failure to pay within the prescribed time limit will lead to abandonment of your application.


                             Commissioner of Patents


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        http://opic.gc.ca  o  Ottawa-Hull K1A 0C9  o  http://cipo.gc.ca
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